UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 11, 2017

USA Compression Partners, LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35779	75-2771546
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of Incorporation)	Number)	Identification No.)

100 Congress Avenue
Suite 450

Austin, TX 78701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 473-2662

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

ITEM 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On October 11, 2017, director John D. Chandler announced to the Board of Directors (the “GP Board”) of USA Compression GP, LLC (the “General Partner”), the general partner of USA Compression Partners, LP (the “Partnership”), his intent to resign from the GP Board effective October 15, 2017, and the GP Board accepted his resignation effective as of such date.  Mr. Chandler’s resignation is for personal reasons as he has accepted a position with another publically traded company and does not arise from any disagreement with the General Partner, its management or its Board of Directors on any matter relating to the General Partner’s, or the Partnership’s, operations, policies or practices, the general direction of the General Partner or the Partnership, or Mr. Chandler’s role on the Board of Directors.

On October 13, 2017, the Board of Managers of USA Compression Holdings, LLC (the “Holdings Board”), as sole member of the General Partner, appointed Jerry L. Peters to serve as a director on the GP Board to fill the vacancy created by Mr. Chandler’s resignation, effective October 16, 2017. As Mr. Chandler served as the chairman of the Audit Committee, Mr. Peters was appointed by the GP Board to the Audit Committee of the GP Board (the “Audit Committee”) and to serve as the chairman of the Audit Committee.  Mr. Peters qualifies as an independent director under the rules of the Securities and Exchange Commission and the New York Stock Exchange, and also qualifies as the audit committee financial expert.  There are no arrangements or understandings between Mr. Peters and any other persons pursuant to which he will serve as a director.  There are no relationships between Mr. Peters and the General Partner or any related person of the General Partner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Peters’ appointment to the GP Board, he is eligible to receive phantom unit grants under the USA Compression Partners, LP, 2013 Long-Term Incentive Plan. Mr. Peters will receive (i) an annual cash retainer of $75,000 for his services on the GP Board, (ii) an additional annual retainer of $15,000 for service as the chair of any standing committee, and (iii) meeting attendance fees of $2,000 per meeting attended.

On October 13, 2017, the Holdings Board also appointed Michael A. Wichterich to serve as a director on the GP Board to fill the vacancy created by Andrew W. Ward’s resignation on October 5, 2016, effective October 16, 2017.  There are no arrangements or understandings between Mr. Wichterich and any other persons pursuant to which he will serve as a director.  There are no relationships between Mr. Wichterich and the General Partner or any related person of the General Partner that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Mr. Wichterich will not receive any compensation from us for his service as director of the GP Board.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA COMPRESSION PARTNERS, LP

By: USA Compression GP, LLC, its General Partner

By:	/s/ Christopher W. Porter
Christopher W. Porter
Vice President, General Counsel and Secretary

Dated October 16, 2017